Exhibit 10.1

LOCK-UP AGREEMENT

[______ __], 2024

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Re: Jupiter Neurosciences, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of the Company’s common stock of the Company, $0.0001 par value per share (“common stock”), or securities convertible into, exchangeable, or exercisable for common stock (“Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as Representative of the underwriters (the “Representative”), with respect to a public offering of the Company’s common stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each underwriter to be named in the Underwriting Agreement will rely on the representations and agreements of the undersigned contained in this letter in connection with entering into the Underwriting Agreement and performing your and their obligations thereunder. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing and as an inducement to the underwriters, the undersigned hereby agrees that the undersigned will not, without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any shares of common stock or any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing (provided, however, that the undersigned may (i) complete one or more gift transfers of Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree in writing to be similarly bound for the remainder of the Lock-up Period (as defined below), (ii) transfer Securities to one or more trusts for bona fide estate planning purposes, in each case without prior written consent and upon three (3) business days’ written notice to you, ), for a period commencing on the date hereof and continuing through the close of trading on the date 180 days following the Closing Date, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”) or (iii) transfer Securities by means of a private resale transaction to one or more institutional investors who agree in writing to be similarly bound for the remainder of the Lock-up Period.

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The foregoing restrictions have been expressly agreed to preclude the holder of shares of common stock and/or the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of common stock or Securities during the Lock-up Period, even if such shares of common stock or Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of common stock or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from shares of common stock or Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of common stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned understands that the underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-up Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-up Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned. Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of common stock, or Securities of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Representative.

[Signature Page Follows]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as
custodian, trustee, or on behalf of an entity)

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